Exhibit 107
EX-FILING FEES

Calculation of Filing Fee Tables
Form F-3
(Form Type)
AMBOW EDUCATION HOLDING LTD.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Type	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A Ordinary Shares, $0,003 per share (3)
Fees to Be Paid	Equity	Preferred Shares, $0.003 per share
Fees to Be Paid	Other	Warrants
Fees to Be Paid	Other	Subscription Rights (4)
Fees to Be Paid	Others	Debt Securities
Fees to Be Paid	Other	Units (5)
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$100,000,000	0.0000927	$9,270
	Total Offering Amounts					$100,000,000		$9,270.00
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$9,270
	Net Fee Due							$0

(1)	There are being registered hereunder such indeterminate number of Class A ordinary shares, such indeterminate number of preferred shares, such indeterminate number of warrants, such indeterminate number of subscription rights, such indeterminate number of debt securities and such indeterminate number of units as will have an aggregate initial offering price not to exceed $100,000,000, or if any securities are issued in any non-United States currency units, the equivalent thereof in non-United States currencies. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder.
(2)	The proposed maximum aggregate offering price for each class of securities will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of securities pursuant to General Instruction II.C. of Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”).
(3)	These ordinary shares may be represented by the Registrant’s American Depositary Shares (“ADSs”), each of which represents two class A ordinary shares. The Registrant’s ADSs issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-168238).
(4)	Rights evidencing the right to purchase Class A ordinary shares, including ordinary shares represented by ADSs, or debt securities.
(5)	Units may consist of any combination of the securities registered hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
						Rule 457(p)
Fee Offset Claims	Ambow Education Holding Ltd.	F-3	333- 231273	May 8, 2019		$9,270	Unallocated (Universal) Shelf	(1)	(1)	$94,000,000	$9,270

(1)	The Registrant previously filed a registration statement on Form F-3 (File No. 333-231273), initially filed on May 8, 2019 and declared effective on May 17, 2019 (the “May 2019 Registration Statement”), which registered an indeterminate number of Class A ordinary shares, preferred shares, warrants, subscription rights, debt securities and units to be sold by the registrant and had proposed aggregate offering price not to exceed US$100,000,000. The May 2019 Registration Statement was not fully used, resulting in $94,000,000 as the unsold aggregate offering amount. This unused amount represents 94.00% of the $12,120 paid registration fee on the May 2019 Registration Statement and results in a fee offset of $9,270. As of May 9, 2022, the Registrant has terminated all offerings under the May 2019 Registration Statement. Pursuant to Rule 457(p) under the Securities Act of 1933, the Registrant hereby applies $9,270 of those unused registration fees in the amount of $11,392.80 to offset against the amounts due herewith. Accordingly, the registration fee owed in connection with this Registration Statement on Form F-3 is $0.

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